UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was issued by Office Depot, Inc. to its associates on April 18, 2008:

Date: April 18, 2008

To: All Office Depot Associates

From: Elisa D. Garcia C., Executive Vice President and General Counsel

Re: Update on Proxy Contest

I wanted to update you on the status of our “proxy contest.” Yesterday, the dissident stockholders, Alan Levan and his company Woodbridge, stated that they no longer intend to nominate candidates for election at our Annual Meeting, which is now just a few days away on Wednesday, April 23, 2008.

We appreciate the stockholder support for our Board and management that caused Mr. Levan to recognize the likely outcome of his proxy campaign. With the proxy contest behind us, we will continue to press ahead with the implementation of our strategic plan.

We thank you for your continued support of Office Depot -- for staying focused on taking care of business and not allowing the proxy contest to adversely affect our day-to-day operations.

If you have any questions, please feel free to contact Brian Levine, our Vice President, Corporate Communications at 561-438-2895.

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Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com/stockholdermeeting.

The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.